VALIC COMPANY I
ARTICLES OF RESTATEMENT
THIS IS TO CERTIFY THAT:
            FIRST: 	VALIC Company I, a Maryland
corporation (the "Corporation") registered as an open-end investment company under the Investment Company Act of 1940, as amended, desires to restate its charter as currently in effect.
      	SECOND:	The following provisions are all the
provisions of the charter currently in effect.
I.
      The undersigned, David S. Goldstein, whose mailing address is 2929 Allen Parkway, Houston, Texas 77019, being at least 21 years of age, does hereby form a corporation under the General Laws of the State of Maryland.
II.

NAME

      The name of the corporation is VALIC Company I
(hereinafter called the "Corporation").

      The Corporation acknowledges that it is adopting its corporate name through permission of American General
Corporation (hereinafter referred to as "American General") and agrees that if American General or a successor to its business (whether such succession be by merger, consolidation, purchase of assets or otherwise) or a subsidiary thereof should, at any time and for any cause, cease to be the investment adviser to the Corporation, the Corporation shall at the written request of American General and/or any such successor eliminate the name "American General" from the Corporation's corporate name and from the designations of its shares and will not thereafter use the name "American General" in any form or combination whatsoever in the conduct of the Corporation's business. The Corporation further acknowledges that American General and its subsidiaries reserve the right to grant the non-exclusive right to use the name "American General" to any other corporation, including other investment companies, whether now in existence or hereafter created. The foregoing agreements on the part of the Corporation are hereby made binding upon it, its directors, officers, shareholders, creditors and all other persons claiming under or through it.

III.

PURPOSES AND POWERS

      The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on, and promoted by it are as follows:

(1)	To operate as, and carry on the business of, an
investment company.

(2)	To hold, invest and reinvest its assets, and in
connection therewith, to hold part or all of its assets in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange, pledge, lend or otherwise dispose of or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality hereof, be deemed to include any stocks, shares, bonds, debentures, notes, certificates of deposit, mortgages, obligations, evidence of indebtedness, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or, in general, any interest or instrument commonly known as a security, whether domestic or foreign) and other assets and investments created, issued, or guaranteed by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or political subdivisions, agencies or instrumentalities thereof including futures contracts on or in financial instruments or stock indices;
and to exercise, as owner or holder of any securities, all rights, powers, and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement, and/or enhancement in value of any and all of its assets.

(3)	To borrow money and pledge assets in connection
with any of the objects and purposes of the Corporation, and to issue notes or other obligations evidencing such borrowings.

(4)	To issue and sell shares of its own capital stock in
such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine.

(5)	To redeem, repurchase, or otherwise acquire, hold,
dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation.

(6)	To conduct its business at one or more offices in
any part of the world, without restriction or limit as to the extent.

(7)	To carry out all or any of the foregoing objects and
purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any security of, or interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or political subdivisions or agencies or instrumentalities thereof and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

(8)	To do any and all such further acts or things and to
exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out, or attainment of all or any of the foregoing purposes or objects.

(9)	To engage in any and all acts and do every other act
not inconsistent with law which is appropriate to promote and attain the purposes set forth in this charter.

      The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever, the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of that State.

IV.

PRINCIPAL OFFICE AND PLACE OF BUSINESS

      The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, MD 21201.
The name of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 351 West Camden Street, Baltimore, MD 21201.

V.

CAPITAL STOCK

(1)	The total number of shares of stock which the Corporation
has authority to issue is twenty-nine billion (29,000,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred ninety million dollars ($290,000,000). Twenty-nine billion (29,000,000,000) of such shares shall be issued in the following classes of common stock bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

Series

Number of Shares
Asset Allocation Fund
1,000,000,000
Blue Chip Growth Fund
750,000,000
Broad Cap Value Income Fund
750,000,000
Capital Conservation Fund
1,000,000,000
Core Equity Fund
1,000,000,000
Dividend Value Fund
1,000,000,000
Foreign Value Fund
750,000,000
Global Equity Fund
750,000,000
Global Real Estate Fund
750,000,000
Global Social Awareness Fund
1,000,000,000
Global Strategy Fund
750,000,000
Government Securities Fund
1,000,000,000
Growth & Income Fund
1,000,000,000
Growth Fund
750,000,000
Health Sciences Fund
750,000,000
Inflation Protected Fund
750,000,000
International Equities Fund
1,000,000,000
International Government Bond Fund
1,000,000,000
International Growth I Fund
1,000,000,000
Large Cap Core Fund
750,000,000
Large Capital Growth Fund
750,000,000
Mid Cap Index Fund
1,000,000,000
Mid Cap Strategic Growth Fund
750,000,000
Money Market I Fund
1,000,000,000
Nasdaq-100(r) Index Fund
1,000,000,000
Science & Technology Fund
1,000,000,000
Small Cap Aggressive Growth Fund
750,000,000
Small Cap Fund
1,000,000,000
Small Cap Index Fund
1,000,000,000
Small Cap Special Values Fund
750,000,000
Small-Mid Growth Fund
750,000,000
Stock Index Fund
1,000,000,000
Value Fund
750,000,000

      The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

(2)	Except as the Board of Directors may provide when
classifying or reclassifying any unissued shares of stock, each class of stock of the Corporation shall have the following powers, preferences or other special rights, and shall have the following qualifications, restrictions, and limitations:

(a)	Except as otherwise provided herein, all
consideration received by the Corporation for the issue or sale of shares of stock of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, shall constitute assets of that class, in contrast to other classes (subject only to the rights of creditors) and are herein referred to as assets "belonging to" that class. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular class, shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

(b)	The Board of Directors may from time to time
declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, giving due consideration to the interests of each class and to the interest of the Corporation as a whole. The Corporation shall pay dividends or distributions on shares of any class of stock only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to that class. Because the Corporation may qualify as a "regulated investment company" under the Internal
Revenue Code of 1954, as amended, or any successor or statute comparable thereto, and regulations promulgated thereunder, and because the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power to distribute in any fiscal years as dividends, (including dividends designated in whole or in part as capital gains distributions) amounts sufficient in their opinion to enable the Corporation to qualify as a regulated investment company. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes, any amount the Board of Directors deems available for distribution to the class or classes with the net capital gain may be reduced by the amount offset. The Board of Directors shall determine allocation of the assets and liabilities belonging to the Corporation to a given class or classes. Such decisions by the Board of Directors shall be final and conclusive. Generally, the assets belonging to any class of stock shall correspond to the liabilities related to that class and with any allocated portion of the overall liabilities of the Corporation.

(c)	In the event of the Corporation's liquidation, the
shareholders of each established and designated class shall be entitled to receive, as a class, the excess of the assets belonging to that class over the liabilities belonging to that class. The assets so distributable to the shareholders of any particular class shall be distributed among such shareholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. Any assets not readily identifiable as belonging to any particular class shall be allocated by, or under the supervision of, the Board of Directors to and among any one or more established and designated classes.
Such allocations by the Board of Directors shall be conclusive and binding for all purposes.

(3)	Any fractional share shall carry proportionally all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to receive dividends.

(4)	All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Corporation's By-Laws.

(5)	All shares of the capital stock of the Corporation now or
hereafter authorized shall be "subject to redemption" and "redeemable," in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation. In the absence of any specification as to the purposes for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland. The number of authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it.

(6)	At all meetings of shareholders of the Corporation, each
shareholder shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation, on the date fixed in accordance with the By-Laws for determination of shareholders entitled to vote at such meeting. On any matter submitted to a vote of the shareholders, all shares of the Corporation then outstanding and entitled to vote shall be voted in the aggregate and not by class except (1) when otherwise required by law; and (2) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular classes, it may direct that only holders of that class or those classes may vote on the matter. The presence in person or by proxy of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum at any meeting of the shareholders. If at any meeting of the shareholders there shall be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend.

(7)	Notwithstanding any provision of the laws of the State of
Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the shareholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

(8)	No holders of stock of the Corporation shall, as such
holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors in its discretion may determine.

(9)	The shareholders of the Corporation shall not be liable for, and their private property shall not be subject to, claim, levy or other encumbrance on account of debts or liabilities of the Corporation, to any extent whatsoever.

(10)	The Corporation shall be entitled to treat the person in
whose name any share of the capital stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by statute.

VI.

PROVISIONS FOR DEFINING,
LIMITING, AND REGULATING CERTAIN
POWERS OF THE CORPORATION AND OF
THE DIRECTORS AND SHAREHOLDERS

(1)	The number of directors of the Corporation shall be nine
(9), and the names of those who shall act as such until the next annual meeting or until their successors are duly chosen and qualify are as follows:

Thomas J. Brown
                          Dr. Judith L. Craven,
                          William F. Devin,
                          Dr. Timothy J. Ebner,
                          Judge Gustavo E.
Gonzales, Jr.,
                                Peter A. Harbeck,
                                Dr. John W. Lancaster,
                                Kenneth J. Lavery,
                                Dr. John E. Maupin, Jr.,

however, the By-Laws of the Corporation may fix the number of directors at a number greater than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within limits specified in the By-Laws and to fill the vacancies created by any such increase in the number of directors provided that in no case shall the authorized number of directors be less than three. The directors of the Corporation need not be shareholders of the Corporation.

(2)	Any director, or any officer elected or appointed by the
Board of Directors or by any committee of the Board or by the shareholders or otherwise, may be removed at any time, with or without cause, by the Board of Directors or by any committee or superior officers upon which or whom such power of removal may be conferred, in such lawful manner as may be provided in the By-Laws of the Corporation or as may otherwise be provided by Maryland law.

(3)	Both shareholders and directors of the Corporation shall
have power to hold their meetings and to have one or more offices within or without the State of Maryland and to keep the books of the Corporation outside of the State of Maryland at such places as may from time to time be designated by the Board of Directors.

(4)	The Board of Directors of the Corporation shall have the
power to issue and sell, or to cause the issuance and sale, of shares of the Corporation's capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, as the Board of Directors may determine.

(5)	In addition to the powers and authority hereinbefore,
hereinafter, or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Maryland, of these Articles of Incorporation, and of the By-Laws of the Corporation.

(6)	Except as may be provided elsewhere in these Articles or in
the By-Laws of the Corporation, by vote of a majority of the entire Board of Directors, any of the By-Laws may be altered, amended or repealed, and new By-Laws may be made, except that the Board of Directors shall not alter, amend or repeal any By-Laws made by the stockholders.

(7)	Any director or officer, individually, or any firm of which
any director or officer may be a member, or any corporation, trust, or association of which any director or officer may be an officer or director or in which any director or officer may be directly or indirectly interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided, that the fact of any such interests or relationships shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any such director or officer of the Corporation may be counted in determining the existence of a quorum at the meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if such other interests or relationships did not exist. In furtherance and not in limitation of the foregoing, the Board of Directors of the Corporation is expressly authorized to contract for management services of any nature, with respect to the conduct of the business of the Corporation with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Directors may deem desirable. Any such contract may provide for the rendition of management services of any nature with respect to the conduct of the business of the Corporation, and for the management or direction of the business and activities of the Corporation to such extent as the Board of Directors may determine, whether or not the procedure involves delegation of functions usually or customarily performed by the Board of Directors or officers of the Corporation. The Board of Directors is further expressly authorized to contract with any person or company on such terms as the Board of Directors may deem desirable for the distribution of shares of the Corporation and to contract for other services, including, without limitation, services as transfer agent for the Corporation's shares, with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Directors may deem desirable. Any entity, person or company which enters into one or more of such contracts may also perform similar or identical services for other investment companies and other persons and companies without restriction by reason of the relationship with the Corporation.

VII.

REDEMPTION AND REPURCHASE

(1)	The Corporation shall on the request of any registered
owner of its shares redeem such shares, at the price, in the manner and on the terms and conditions set forth below:

(a)	The certificates for the shares to be repurchased
must be tendered to the Corporation or its designated agent for repurchase during business hours on a day which the New York Stock Exchange (or its successor) is open for a normal business day, at an office or offices designated by the Corporation for receipt of such tenders. Redemption of such shares by the Corporation is subject to such reasonable requirements, such as endorsement, as may be imposed by the Corporation or the Corporation's transfer agent. Shares tendered when such Exchange is not open will be considered to have been tendered on the next succeeding day on which such Exchange is open for a normal business day.

(b)	The redemption price of the shares shall be a sum
equal to 100% of their net asset value as first determined subsequent to such a tender; this determination of net asset value to be made in the manner hereinafter set forth, which determination shall be made at least once on each day on which the New York Stock Exchange (or its successor) is open for a normal business day at such specific time as determined by the Board of Directors.

(c)	The net asset value of the Corporation's shares, for
the purpose of computing the price at which the shares shall be redeemed by the Corporation, shall be determined in the following manner:

(i)	Portfolio securities and other assets shall be
valued at fair market value, as determined in good faith by or at the direction of the Board of Directors, who may also, in good faith and at their discretion, authorize the Corporation to determine the value of debt instruments with a remaining maturity of 60 days or less using the amortized cost method of valuation.

(ii)	There shall be deducted from the total assets
of each class of stock so determined, the liabilities of that class of stock, including proper accruals of interest or taxes and other expense items, and reserves for contingent or undetermined liabilities.

(iii)	The net asset value of each class of stock so
obtained shall then be divided by the total number of shares of that class outstanding (excluding treasury shares) and the result, rounded to the nearer cent, shall be the net asset value per share of that class of capital stock.

(iv)	Notwithstanding the foregoing, the Board of
Directors may determine that the net asset value per share of any class or classes of stock should remain constant. In this event the Board of Directors may authorize the Corporation to declare, pay and credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation allocated to that class. If this amount is negative for any day, the Corporation may, without payment of financial compensation (but in consideration of the interest of the Corporation and its shareholders in maintaining a constant net asset value per share of the class) redeem pro rata from all the shareholders of record of the class or classes at the time of such redemption, such number of outstanding shares of the class or fractions thereof, as necessary to permit the net asset value per share of the class to remain constant.

(d)	In addition to the foregoing, the Board of Directors
is empowered, in its absolute discretion, to establish other times for determining the redemption price other bases or times or both, for determining the net asset value of each share of capital stock of the Corporation in accordance with the Investment Company Act of 1940 as amended, as administered by the SEC and to authorize the voluntary purchase by the Corporation, either directly or through an agent, of shares of capital stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable in accordance with the Investment Company Act of 1940, as amended, as administered by the SEC and its staff.

(e)	The redemption price (100% of net asset value)
shall be paid in cash or by check on current funds or in assets other than cash, and shall be paid on or before the seventh day following the day on which the shares are properly tendered for redemption.

(f)	Redemption is conditional upon the Corporation
having funds legally available therefor.

(g)	The Corporation reserves the right to involuntarily
redeem shares in accounts containing less than fifty (50) shares.

(2)	The obligations set forth in this Article VII may be
suspended for any period during which the New York Stock
Exchange (or its successor) shall be closed other than for customary weekend and holiday closings or during which trading on such Exchange is restricted; for any period during which an emergency exists as a result of which the disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or for such other periods as the Securities and Exchange Commission, or any successor governmental authority, may by order permit for the protection of security holders of the Corporation.

(3)	The right of the holder of shares of capital stock
repurchased by the Corporation, as provided in this Article VII to receive dividends thereon and all other rights of such holder with respect to such shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such shares from the Corporation or its designated agent, and (b) any unpaid dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution).

VIII.

DETERMINATION BINDING

	Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors;
(i) as to the amount of the assets, obligations, or liabilities of the Corporation; (ii) as to the amount of the net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends; (iii) as to the amount of any reserves or charges set up and the propriety thereof; (iv) as to the time of, or purpose for, creating any reserves or charges and as to the use, alteration, or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); (v) as to the price or closing bid or asked price of any security owned or held by the Corporation; (vi) as to the market value of any security or fair value of any other asset owned by the Corporation; (vii) as to the number of shares of the Corporation outstanding or deemed to be outstanding; (viii) as to the impracticability or impossibility of liquidating securities in orderly fashion; (ix) as to any other matters relating to the issue, sale, repurchase, and/or other acquisition or disposition of securities or shares of the capital stock of the Corporation; and
(x) any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of any securities on "margin," a sale of any securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation; and all holders of shares of its capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid.

	No provisions of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment
Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or
(b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

IX.

INDEMNIFICATION

      (a)	The Corporation shall indemnify or advance any
expenses to Directors and officers to the extent permitted or required by Section 2-418 of the Maryland General Corporation Law, provided, however, that the Corporation shall only be required to indemnify or advance expenses to any person pursuant to Section 2-418(j)(3) of the Maryland General Corporation Law to the extent specifically approved by resolution adopted by the Board of Directors.

      (b)	The indemnification provided hereunder shall
continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (c)	Nothing contained in this Article shall be construed
to protect any Director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of his office ("Disabling Conduct"). The means for determining whether indemnification shall be made shall be (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified ("Indemnitee") was not liable by reason of Disabling Conduct, or
(ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, by (a) the vote of a majority of a quorum of Directors who are neither "interested persons" of the Corporation nor parties to the proceeding ("Disinterested Non-
Party Directors"), or (b) an independent legal counsel in a written opinion.

      (d)	Nothing contained in this Article shall be construed
to permit the advancement of legal expenses for the defense of a proceeding brought by the Corporation or its security holders against a Director or officer of the Corporation unless an undertaking is furnished by or on behalf of the Indemnitee to repay the advance unless it is ultimately determined that he is entitled to indemnification, and the Indemnitee complies with at least one of the following conditions: (i) the Indemnitee shall provide a security for his undertaking, (ii) the Corporation shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

X.

PERPETUAL EXISTENCE

	The Corporation shall have perpetual existence.

XI.

AMENDMENT

	From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time entitled to vote; and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in Articles of Incorporation, may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time entitled to vote; and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article XI.

	The term "these Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

            THIRD: The foregoing restatement of the charter has been approved by a majority of the entire Board of Directors.

            FOURTH: The charter is not amended by these Articles of Restatement.

            FIFTH: The current address of the principal office of the Corporation is set forth in IV of the foregoing restatement of the charter.

            SIXTH:  The name and address of the
Corporation's current resident agent is as set forth in IV of the foregoing restatement of the charter.

            SEVENTH: The number of directors of the Corporation and the names of those currently in office are as set forth in VI of the foregoing restatement of the charter.

            EIGHTH:  The undersigned Vice President
acknowledges these Articles of Restatement to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the ____ day of March, 2011.



ATTEST:					VALIC COMPANY I




_______________________
	By:__________________________
Name:	Mark Matthes		     Name:	Nori L. Gabert
      Assistant Secretary		    	Vice President


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